UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

NATURALNANO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-49901	87-0646435
(Commission File Number)	(IRS Employer Identification No.)

763 Linden Avenue

Rochester, New York 14625

(Address of Principal Executive Offices, Zip Code)

(585) 267-4848

(Registrant's Telephone Number, Including Area Code)

__________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 15, 2016, Isaac Onn resigned from his position as a director of NaturalNano, Inc. (the "Company").

On June 15, 2016, Alex Ruckdaschel resigned from his position as a director of the Company, even though the Company only received his resignation letter on June 20, 2016.

As a result of these resignations, Mr. James Wemett is the sole director of the Company.

The Company is not aware of any disagreements between either of Messrs. Onn or Ruckdaschel and any other officer or director of the Company.

We are providing Messrs. Onn and Ruckdaschel with copies of this Current Report concurrent with this filing.  Should any subsequent communications with any director regarding their respective decision to resign reveal any disagreement between them and the Company, the Board of Directors or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: June 21, 2016	By:	/s/ Jim Wemett
Jim Wemett
President and Chief Executive Officer